FingerMotion Signs Non-Binding Memorandum of Understanding
to Explore North American Minimal viable product and
Marketplace Initiative

SINGAPORE / Newsfile Corp. / February 17, 2026 – FingerMotion Inc. (NASDAQ: FNGR) (“FingerMotion” or the “Company”), a mobile services, data and technology company, announces that it has entered into a non-binding Memorandum of Understanding (“MOU”) with Digital Landia Ltd. (“DL”) to explore the development of a minimum viable product (“MVP”) and marketplace initiative for North America.

DL specializes in building proprietary artificial intelligence technology and blockchain-based protocols and frameworks designed to extend B2B platforms into B2C marketplaces. Under the terms of the MOU, the parties intend to evaluate the feasibility of integrating DL’s proposed protocol framework with FingerMotion’s existing mobility data infrastructure to support a potential North American market entry.

The proposed MVP initiative would include:

•	Development of a North American B2C marketplace utilizing AI and blockchain-based architecture;

•	Design of a compliant monetization strategy and customer acquisition cost framework; and

•	Demonstration of MVP functionality, including performance monitoring and data collection to evaluate monetization potential.

The parties intend to conduct due diligence and assess the technical, regulatory, and commercial feasibility of the proposed integration. Subject to satisfactory completion of due diligence and mutual agreement on terms, the parties may negotiate and enter into a definitive cooperation agreement within approximately sixty (60) days from the date of the MOU.

The MOU is non-binding and does not obligate either party to enter into a definitive agreement. There can be no assurance that a definitive cooperation agreement will be executed or that any transaction or collaboration will be completed. Any future arrangement would be subject to further due diligence, negotiation of final documentation, and applicable approvals.

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For more information on FingerMotion, visit: https://fingermotion.com/

Company Contact:
FingerMotion, Inc.
For further information e-mail: info@fingermotion.com
Phone: 718-269-3366

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States securities laws. These statements relate to analysis and other information that are based on forecasts or future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". We have based these forward-looking statements on our current expectations about future events or performance. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to: international, national and local general economic and market conditions; demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to manage its VIE contracts; the ability of the Company to maintain its relationships and licenses in China; adverse publicity; competition and changes in the Chinese telecommunications market; fluctuations and difficulty in forecasting operating results; business disruptions, such as technological failures and/or cybersecurity breaches; and the other factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. The forward-looking statements included in this release are made only as of the date hereof. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of any offer to buy our securities.